Exhibit B

                             JOINT FILING AGREEMENT

                     This Agreement is filed as an exhibit to Schedule 13G/A being filed by Potomac Capital Management LLC, Potomac Capital Management II LLC, Potomac Capital Management Inc., and Paul J. Solit in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, which requires an agreement in writing indicating that the
         Schedule 13G/A to which this Agreement is attached is filed on behalf of the below-named entities, that they are each responsible for the timely filing of the Schedule 13G/A and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.

         Dated August 20, 2008


                                      POTOMAC CAPITAL MANAGEMENT LLC

                                      By:    /s/      Paul J. Solit
                                            -----------------------
                                             Paul J. Solit, Managing Member

                                      POTOMAC CAPITAL MANAGEMENT INC.

                                      By:    /s/     Paul J. Solit
                                            ---------------------
                                             Paul J. Solit, President

                                      POTOMAC CAPITAL MANAGEMENT II LLC

                                      By:    /s/     Paul J. Solit
                                            ---------------------
                                             Paul J. Solit, Managing Member

                                      PAUL J. SOLIT

                                      By:    /s/ Paul J. Solit
                                            -----------------
                                             Paul J. Solit